EXHIBIT 99.01

Chegg Reports Second Quarter 2022 Financial Results
Chegg Services revenue grew 9% year-over-year, increasing subscribers to 5.3 million

SANTA CLARA, Calif., August 4, 2022 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE:CHGG), the leading student-first connected learning platform, today reported financial results for the three months ended June 30, 2022.

“Our team is doing an excellent job of executing on the current opportunities in front of us, and with the impact of constant upgrades to our user experience we are seeing continued strong conversion rates as well as a year-over-year increase of over 100 basis points in our Chegg Study and Study Pack retention rate,” said Dan Rosensweig, CEO & President of Chegg, Inc. “We are executing very well on our services strategy, resulting in record high take-rates for our Chegg Study Pack. This bodes very well for future increases in ARPU and the lifetime value of our growing customer base,” Rosensweig added.

Second Quarter 2022 Highlights

•Total Net Revenues of $194.7 million, a decrease of 2% year-over-year
•Chegg Services Revenues grew 9% year-over-year to $189.1 million, or 97% of total net revenues, compared to 87% in Q2 2021
•Net Income was $7.5 million
•Non-GAAP Net Income was $55.0 million
•Adjusted EBITDA was $68.3 million
•5.3 million: number of Chegg Services subscribers, an increase of 9% year-over-year
•In April 2022, we entered into a partnership with an independent book reseller to transition out of our print textbook library and fulfillment logistics responsibilities while allowing us to continue offering print textbooks and eTextbooks to students

Total net revenues include revenues from Chegg Services and Required Materials. Chegg Services primarily includes Chegg Study, Chegg Writing, Chegg Math Solver, Chegg Study Pack, Busuu, Mathway, and Thinkful. Required Materials includes print textbooks and eTextbooks.

For more information about non-GAAP net income and adjusted EBITDA, and a reconciliation of non-GAAP net income to net income (loss), and adjusted EBITDA to net income (loss), see the sections of this press release titled, “Use of Non-GAAP Measures,” “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook

Third Quarter 2022

•Total Net Revenues in the range of $156 million to $160 million
•Chegg Services Revenues in the range of $152 million to $155 million
•Gross Margin between 70% and 72%
•Adjusted EBITDA in the range of $36 million to $38 million

Full Year 2022

•Total Net Revenues in the range of $745 million to $770 million
•Chegg Services Revenues in the range of $715 million to $740 million
•Gross Margin between 73% and 74%
•Adjusted EBITDA in the range of $225 million to $235 million
•Capital Expenditures in the range of $120 million to $130 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net loss to EBITDA and adjusted EBITDA for the third quarter 2022 and full year 2022, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website https://investor.chegg.com.

Prepared Remarks - Dan Rosensweig, CEO Chegg, Inc.

Thank you, Tracey and welcome everyone to our Q2 2022 earnings call. Chegg had a good second quarter, with Chegg Services revenue growing 9% year-over-year, increasing to 5.3 million subscribers for the quarter. Our team is doing an excellent job of executing on the current opportunities in front of us and, with the impact of constant upgrades to our user experience, we are seeing continued strong conversion rates as well as over 100 basis points increase in our Chegg Study and Chegg Study Pack retention rate year-over-year. We are executing very well on our services strategy resulting in record high take-rates for our Chegg Study Pack. This bodes very well for future increases in both ARPU and lifetime value of our growing customer base. Our newer investments, such as Chegg Skills and Busuu, are also starting to scale which is contributing to improvements to our top and bottom lines now and we believe even more so in the future. Given these positive trends, we are moderately raising our guidance for the year which Andy will walk you through.

The last few years have been challenging for higher education ecosystem - with impacts on enrollment, course load, and the overall mental health of both students and faculty. At Chegg, we have always been focused on solving big student pain points and helping improve learning outcomes. We help students master their subjects and better understand their course material, while increasingly providing them with high-quality, skill-based learning opportunities to make them more employable. In doing so, we believe we substantially improve graduation rates and the ROI of their learning journey. The results speak for themselves, as 92% of students reported that Chegg helps them learn their coursework better and 94% say they get better grades when they use Chegg to understand their coursework.

As a learning leader in higher education, Chegg is constantly monitoring our industry particularly through the lens of the student. We are seeing some very interesting new trends in our most recent survey, as the data suggests a significantly higher number of students are taking summer school this year compared to last year. Their reasons are a direct result of the COVID experience, and a significant number of them are taking summer school to accelerate the pace of getting their degree and catch-up on their courses. Our previous studies showed that students were taking fewer and easier courses during the pandemic, so it’s no surprise that this summer they are taking harder classes, specifically subjects in STEM-B. What is also interesting is that we believe students are increasingly thinking about their academic journey as a 12-month endeavor in order to better balance work, course load, and family throughout the year. In fact, 38% of students surveyed are extending college so they can make more money now. They can do this because schools are going increasingly online, making summer school more convenient and accessible. In addition, 85% of summer school students surveyed said they plan to attend or have already enrolled in school for the fall. Historically, higher summer attendance has indicated stronger student enrollment in the fall semester. If these trends continue, it is good for the higher education industry as a whole and Chegg in particular.

For the back-to-school season, our priorities in the US are the continued rollout of Learn with Chegg, our personalization platform, which we believe will expand our TAM to new users and increase our value to existing customers, both of which should improve conversion and retention over time. We are also rolling out the student-facing side of Uversity, significantly expanding the content, courses, and learning tools for students this fall.

As our value to students increases, so does our pricing power. In mid-July, we initiated a very moderate one-dollar price increase in our base Chegg Study service, going from $14.95 to $15.95 for our monthly subscription. All other pricing in the US remains the same. This has been rolled out initially to only new Chegg Study customers, but we will be expanding to include all existing subscribers in October. According to our price tests over the past several months, we expect to see a minimal decrease in conversion while seeing an increased number of students choosing the Chegg Study Pack bundle because the price value relationship is even better.

Our ultimate goal is to have all students subscribe to the Chegg Study Pack, which is why we recently added Uversity content into the bundle making it even more attractive – and valuable – offering. Through Uversity we are adding the content students have specifically been requesting, such as practice tests, quizzes, and study guides, from professors from some of the top universities in the world. And we are providing new content and new formats that we have previously not had on Chegg. Over time, we believe Uversity will expand our TAM in the US and globally in both STEM and non-STEM subjects. We are very excited about the impact Uversity will have on student outcomes as well as the traction we are already seeing from educators, as there are now more than 180,000 pieces of professor developed content on our platform and we have over 6,000 professors who have already been verified to participate, from almost 30 percent of all higher-education institutions in the US. And that number continues to increase. The student benefits are clear, and we are excited to see how faculty are leveraging Uversity as a new distribution channel to educate even more students around the world.

These efforts lead to increased dynamic learning and personalization for our students. And as learning shifts to classes and courses versus textbooks, so does Chegg. The more we personalize the user experience the more we can program individualized learning pathways around their needs, styles, and their preferred learning sources. All of this should improve engagement, retention, and ultimately their learning outcomes.

Outside North America, our goal is to rapidly increase our subscriber base by finding the optimal price-to-conversion relationship in each country, while also ensuring we have high-quality and relevant content that has been localized to serve those needs. Due to our investments in infrastructure, price testing, and payments, Chegg is already serving more than a million students outside of North America. As we grow, we are increasing our focus on some of the biggest near-term opportunities, which include Australia, Turkey, South Korea, Saudi Arabia, India, and Mexico.

Students have made it clear that they need more than just academic support, which is why we are scaling our efforts in Chegg Skills, both direct-to-consumer and through our partnership with Guild. Guild is proving to be an excellent partner and we are experiencing early positive momentum. We continue to increase our catalog where we see the opportunity to meet more learner demand through our direct-to-student offering and through Guild as they expand their customer list. Our programming strategy is to align our courses with the most in-demand skills in the market, and our most popular courses include Cyber Security, Software Engineering, Data Analytics, and Design/UX, with prices ranging between $1,250 and $9,500 per course. Students are having positive experiences with our curriculum, resulting in both strong take-rates and course completion. We are very excited to be working with some of the biggest companies in the world through Guild and we continue to believe that by offering high-quality skills training through employer partnerships, and direct-to-students, Chegg Skills - including Busuu – will be a significant player in a very large market in the future. Like our skills business, language learning is desired by both corporations and students, so our plan is to integrate Busuu into our Skills platform in the coming years.

As our audience expands so do the needs of students. As a result, we have recently launched new, high-quality, content in the categories of financial literacy, career soft skills, and mental health, which you can now find on Chegg and through large distribution channels such as Yahoo! and MSN, helping to extend the Chegg brand. In addition to content, you can expect to see us partner with leaders in these categories with product offerings to our students starting in 2023.

As always, the great work we have accomplished this last quarter would not be possible without our amazing employees. Their tireless work to put students first has, once again, resulted in continued recognition for our teams. Over the past few months, we were proud to win Comparably awards for women, diversity, and our entire leadership team, as well as being named one of Fortune’s Best Places to Work for Millennials. So, I want to celebrate our incredible employees for this recognition.

And with that I will turn it over to Andy.

Prepared Remarks - Andy Brown, CFO Chegg, Inc.
Thanks Dan and good afternoon everyone.

Q2 was another solid quarter for Chegg, with revenue and adjusted EBITDA coming in above the high end of the range, as summer school was stronger than we have experienced historically for reasons Dan mentioned earlier. While this is an encouraging sign, we believe it is prudent to wait and evaluate the fall semester trends before making any material change to our second half guidance.

With that backdrop, let me walk you through the Q2 results.

For Q2, total revenue was $195 million. This was driven by Chegg Services revenue growth of 9% to $189 million, as subscribers grew to 5.3 million during the quarter. Gross margin also came in at the high end of our expectations at 77% resulting in adjusted EBITDA margin of 35% or $68 million.

Looking at the balance sheet, we ended the quarter with $1.6 billion of cash and investments. Late in the quarter we announced an increase in our securities buyback authorization by $1 billion, giving us the continued flexibility to buy back either outstanding debt or stock during times of market dislocation, at prices favorable to our shareholders. This is possible as we have a strong balance sheet, and have an operating model with one of the strongest free cash flow margins across the education industry.

Moving on to guidance. Given the strength of our Q2 results we are increasing the mid-point of our revenue and adjusted EBITDA guidance ranges for the year.

As a result, for 2022 we now expect:

•Total revenue to be between $745 and $770 million,
•With Chegg Services revenue between $715 and $740 million,
•Gross margin between 73% and 74%,
•And adjusted EBITDA between $225 and $235 million, or 30% adjusted EBITDA margin.

For Q3 we expect:

•Total revenue to be between $156 and $160 million,
•With Chegg Services revenue between $152 and $155 million,
•Gross margin between 70% and 72%,
•And adjusted EBITDA between $36 and $38 million.

In closing, we are operating very well despite concerns about inflation, the economy and challenges in the education industry. We believe we are positioned to emerge even stronger once these headwinds subside, due to our best in class offerings, beloved brand, a strong operating model that generates cash and a best-in-class balance sheet.

With that, I’ll turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-855-327-6837, or outside the U.S. +1-631-891-4304, five minutes prior to 1:30 p.m. Pacific Daylight Time (or 4:30 p.m. Eastern Daylight Time). A live webcast of the call will also be available at https://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 4:30 p.m. Pacific Daylight Time (or 7:30 p.m. Eastern Daylight Time) on August 4, 2022, until 8:59 p.m. Pacific Daylight Time (or 11:59 p.m. Eastern Daylight Time) on August 11, 2022, by calling 1-844-512-2921, or outside the U.S. +1-412-317-6671, with Conference ID 10019565. An audio archive of the call will also be available at https://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, https://www.chegg.com/press, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor https://www.chegg.com/press, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Millions of people all around the world Learn with Chegg. Our mission is to improve learning and learning outcomes by putting students first. We support life-long learners starting with their academic journey and extending into their careers. The Chegg platform provides products and services to support learners to help them better understand their academic course materials, and also provides personal and professional development skills training, to help them achieve their learning goals. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Media Contact: Marc Boxser, press@chegg.com
Investor Contact: Tracey Ford, IR@chegg.com

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP weighted average shares, non-GAAP net income per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for print textbook depreciation expense and to exclude share-based compensation expense, other income (expense), net, acquisition-related compensation costs, transitional logistic charges and impairment of lease related assets; (2) non-GAAP operating expenses as operating expenses excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, and impairment of lease related assets; (3) non-GAAP income from operations as income from operations excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, transitional logistic charges, and impairment of lease related assets; (4) non-GAAP net income as net income (loss) excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, amortization of debt discount and issuance costs, transitional logistic charges, the loss on early extinguishment of debt, the net loss on change in fair value of derivative instruments, the gain on sale of strategic equity investments and impairment of lease related assets; (5) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of shares for stock plan activity and shares related to our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding; (6) non-GAAP net income per share is defined as non-GAAP net income divided by non-GAAP weighted average shares outstanding; and (7) free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment, purchases of textbooks and proceeds from disposition of textbooks. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow” tables below, each of the non-GAAP financial measures excludes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets, including those that contribute to generating revenues, that it acquires in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Chegg believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations and provides investors with a better comparison of period-over-period operating results. No corresponding adjustments have been made related to revenues generated from acquired intangible assets.

Acquisition-related compensation costs.

Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

Amortization of debt issuance costs.

The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors with a better comparison of period-over-period operating results.

Loss on early extinguishment of debt.

The loss on early extinguishment of debt is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Loss on change in fair value of derivative instruments, net.

Our convertible senior notes embedded conversion options and related capped call instruments meet certain conditions for exclusion as derivative instruments and instead meet conditions to be classified in equity. The embedded conversion features and capped call transactions are not remeasured as long as they continue to meet the conditions for equity classification, otherwise they are classified as derivative instruments and recorded at fair value with changes in fair value recorded in other (expense) income, net. The loss on change in fair value of derivative instruments is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Gain on sale of strategic equity investment.

The gain on sale of strategic equity investment represents a one-time event to record a gain on our strategic equity investment that was acquired. The gain on sale of strategic equity investment is a one-time event and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Transitional logistics charges.

The transitional logistics charges represent incremental expenses incurred as we transition our print textbooks to a new third party. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Impairment of lease related assets.

The impairment of lease related assets represents impairment charge recorded on the ROU asset and leasehold improvements associated with the closure of our San Francisco office. The impairment of lease related assets is a one-time event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Effect of shares for stock plan activity.

The effect of shares for stock plan activity represents the dilutive impact of outstanding stock options, RSUs, and PSUs calculated under the treasury stock method.

Effect of shares related to convertible senior notes.

The effect of shares related to convertible senior notes represents the dilutive impact of our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding as they were antidilutive on a GAAP basis.

Free cash flow.

Free cash flow represents net cash provided by operating activities adjusted for purchases of property and equipment and purchases of textbooks and including proceeds from the disposition of textbooks. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment and textbooks, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding the impact of the ongoing coronavirus (COVID-19) pandemic on Chegg’s financial condition and results of operations, the expectations regarding Chegg's execution against its strategic objectives, Chegg Skills and Busuu's contributions to improvements to our top and bottom lines, students' academic journey as a 12-month endeavor, higher summer attendance leading to stronger student enrollment in the fall semester, our rollout of Learn with Chegg expanding our TAM, increasing our value to existing customers, and improving conversion and retention, our roll out of Uversity to students, the impact and timing of our price increase in our base Chegg Study service, Uversity's ability to expand our TAM, the impact of Uversity on student outcomes, the impact of personalization on engagement, retention, and learning outcomes, our ability to find the optimal price-to-conversion relationship in each geography, our ability to scale our efforts in Chegg Skills with Chegg Skills becoming a significant player in a very large market, our ability to integrate Busuu into our Skills platform, Chegg Life finding new partners and offering products to students in 2023, our expansion into and focus on new markets, the financial guidance, as well as those included in the investor presentation referenced above, those included in the “Prepared Remarks” sections above, and all statements about Chegg’s outlook under “Business Outlook.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of the COVID-19 pandemic on Chegg’s business and the economy generally; Chegg’s ability to attract new, and retain existing, students, to increase student engagement, and to increase monetization; changes in employment and wages and the uncertainty surrounding the evolving educational landscape, enrollment and student behavior; changes in search engine methodologies that modify Chegg’s search result page rankings, resulting in decreased student engagement on Chegg’s website; competition in aspects of Chegg’s business, and Chegg's expectation that such competition will increase; Chegg’s ability to maintain its services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; third-party payment processing risks; adoption of government regulation of education unfavorable to Chegg; the rate of adoption of Chegg’s offerings; mobile app stores and mobile operating systems making Chegg’s apps and mobile website available to students and to grow Chegg’s user base and increase their engagement; Chegg’s ability to expand internationally; colleges and governments restricting online access or access to Chegg’s website; Chegg’s ability to strategically take advantage of new opportunities; competitive developments, including pricing pressures and other services targeting students; Chegg’s ability to build and expand its services offerings; Chegg’s ability to develop new products and services on a cost-effective basis and to integrate acquired businesses and assets; the impact of seasonality and student behavior on the business; Chegg's brand and reputation; the outcome of any current litigation and investigations; the successful transition of Required Materials; Chegg’s ability to effectively control operating costs; changes in Chegg’s addressable market; regulatory changes, in particular concerning privacy and marketing; changes in the education market, including as a result of COVID-19; and general economic, political and industry conditions, including inflation and war. All information provided in this release and in the conference call is as of the date hereof, and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on February 22, 2022, and could cause actual results to differ materially from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$402,089	$854,078
Short-term investments	981,288	691,781
Accounts receivable, net of allowance of $234 and $153 at June 30, 2022 and December 31, 2021, respectively	16,815	17,850
Prepaid expenses	20,115	35,093
Other current assets	31,559	23,846
Total current assets	1,451,866	1,622,648
Long-term investments	265,729	745,993
Textbook library, net	—	11,241
Property and equipment, net	195,370	169,938
Goodwill	616,649	289,763
Intangible assets, net	91,469	40,566
Right of use assets	15,485	18,062
Other assets	17,951	21,035
Total assets	$2,654,519	$2,919,246
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$11,910	$11,992
Deferred revenue	53,297	35,143
Accrued liabilities	69,160	67,209
Total current liabilities	134,367	114,344
Long-term liabilities
Convertible senior notes, net	1,680,931	1,678,155
Long-term operating lease liabilities	11,281	12,447
Other long-term liabilities	9,149	7,383
Total long-term liabilities	1,701,361	1,697,985
Total liabilities	1,835,728	1,812,329
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share: 400,000,000 shares authorized; 126,343,933 and 136,951,956 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	126	137
Additional paid-in capital	1,211,506	1,449,305
Accumulated other comprehensive loss	(68,868)	(5,334)
Accumulated deficit	(323,973)	(337,191)
Total stockholders' equity	818,791	1,106,917
Total liabilities and stockholders' equity	$2,654,519	$2,919,246

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenues	$194,721	$198,478	$396,965	$396,856
Cost of revenues(1)	45,684	60,708	100,769	132,092
Gross profit	149,037	137,770	296,196	264,764
Operating expenses:
Research and development(1)	52,480	41,595	104,895	87,726
Sales and marketing(1)	35,279	21,686	77,777	47,900
General and administrative(1)	53,935	39,719	100,805	77,589
Total operating expenses	141,694	103,000	283,477	213,215
Income from operations	7,343	34,770	12,719	51,549
Interest expense, net and other income (expense), net:
Interest expense, net	(1,616)	(1,701)	(3,213)	(3,630)
Other income (expense), net	1,809	1,920	7,989	(75,288)
Total interest expense, net and other income (expense), net	193	219	4,776	(78,918)
Income (loss) before provision for income taxes	7,536	34,989	17,495	(27,369)
Provision for income taxes	(60)	(2,225)	(4,277)	(5,046)
Net income (loss)	$7,476	$32,764	$13,218	$(32,415)
Net income (loss) per share
Basic	$0.06	$0.23	$0.10	$(0.23)
Diluted	$0.06	$0.20	$0.10	$(0.23)
Weighted average shares used to compute net income (loss) per share
Basic	126,272	143,112	129,201	138,756
Diluted	149,574	168,282	129,934	138,756

(1) Includes share-based compensation expense as follows:
Cost of revenues	$669	$419	$1,292	$781
Research and development	10,006	9,100	21,782	17,059
Sales and marketing	4,019	3,655	8,405	6,574
General and administrative	16,393	15,371	32,692	27,231
Total share-based compensation expense	$31,087	$28,545	$64,171	$51,645

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net income (loss)	$13,218	$(32,415)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Print textbook depreciation expense	1,610	6,581
Other depreciation and amortization expense	41,921	30,187
Share-based compensation expense	64,171	51,645
Amortization of debt issuance costs	2,779	3,097
Gain on foreign currency remeasurement of purchase consideration	(4,628)	—
Impairment on lease related assets	3,411	—
Loss on early extinguishment of debt	—	78,152
Loss on change in fair value of derivative instruments, net	—	7,148
Loss from write-off of property and equipment	2,767	1,042
Gain on sale of strategic equity investment	—	(5,338)
(Gain) loss on textbook library, net	(4,967)	4,230
Operating lease expense, net of accretion	3,242	3,064
Other non-cash items	167	298
Change in assets and liabilities, net of effect of acquisition of businesses:
Accounts receivable	3,227	3,462
Prepaid expenses and other current assets	28,768	(14,715)
Other assets	13,058	7,220
Accounts payable	(5,246)	(3,139)
Deferred revenue	4,256	2,062
Accrued liabilities	(21,034)	4,197
Other liabilities	(2,965)	(2,277)
Net cash provided by operating activities	143,755	144,501
Cash flows from investing activities
Purchases of property and equipment	(57,286)	(46,595)
Purchases of textbooks	(3,815)	(5,018)
Proceeds from disposition of textbooks	2,494	6,709
Purchases of investments	(356,553)	(984,606)
Maturities of investments	522,466	455,536
Proceeds from sale of strategic equity investment	—	7,081
Acquisition of businesses, net of cash acquired	(401,125)	(7,891)
Net cash used in investing activities	(293,819)	(574,784)
Cash flows from financing activities
Proceeds from common stock issued under stock plans, net	4,558	5,267
Payment of taxes related to the net share settlement of equity awards	(10,221)	(74,642)
Proceeds from equity offering, net of offering costs	—	1,091,466
Repayment of convertible senior notes	—	(300,751)
Proceeds from exercise of convertible senior notes capped call	—	69,004
Repurchases of common stock	(300,450)	—
Net cash (used in) provided by financing activities	(306,113)	790,344
Effect of exchange rate changes	4,628	—
Net (decrease) increase in cash, cash equivalents and restricted cash	(451,549)	360,061
Cash, cash equivalents and restricted cash, beginning of period	855,893	481,715
Cash, cash equivalents and restricted cash, end of period	$404,344	$841,776

	Six Months Ended June 30,
	2022	2021
Supplemental cash flow data:
Cash paid during the period for:
Interest	$437	$615
Income taxes, net of refunds	$3,915	$4,268
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$3,869	$4,030
Right of use assets obtained in exchange for lease obligations:
Operating leases	$3,244	$—
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$4,057	$2,341
Issuance of common stock related to repayment of convertible senior notes	$—	$235,521

	June 30,
	2022	2021
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$402,089	$840,056
Restricted cash included in other current assets	64	—
Restricted cash included in other assets	2,191	1,720
Total cash, cash equivalents and restricted cash	$404,344	$841,776

CHEGG, INC.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$7,476	$32,764	$13,218	$(32,415)
Interest expense, net	1,616	1,701	3,213	3,630
Provision for income taxes	60	2,225	4,277	5,046
Print textbook depreciation expense	89	2,821	1,610	6,581
Other depreciation and amortization expense	21,636	15,341	41,921	30,187
EBITDA	30,877	54,852	64,239	13,029
Print textbook depreciation expense	(89)	(2,821)	(1,610)	(6,581)
Share-based compensation expense	31,087	28,545	64,171	51,645
Other income (expense), net	(1,809)	(1,920)	(7,989)	75,288
Acquisition-related compensation costs	3,628	1,457	6,707	3,878
Transitional logistics charges	1,221	4,246	1,569	4,246
Impairment of lease related assets	3,411	—	3,411	—
Adjusted EBITDA	$68,326	$84,359	$130,498	$141,505

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses	$141,694	$103,000	$283,477	$213,215
Share-based compensation expense	(30,418)	(28,126)	(62,879)	(50,864)
Amortization of intangible assets	(2,987)	(1,005)	(5,788)	(3,340)
Acquisition-related compensation costs	(3,616)	(1,457)	(6,685)	(3,878)
Impairment of lease related assets	(3,411)	—	(3,411)	—
Non-GAAP operating expenses	$101,262	$72,412	$204,714	$155,133

Income from operations	$7,343	$34,770	$12,719	$51,549
Share-based compensation expense	31,087	28,545	64,171	51,645
Amortization of intangible assets	6,772	3,178	13,214	7,627
Acquisition-related compensation costs	3,628	1,457	6,707	3,878
Transitional logistics charges	1,221	4,246	1,569	4,246
Impairment of lease related assets	3,411	—	3,411	—
Non-GAAP income from operations	$53,462	$72,196	$101,791	$118,945

Net income (loss)	$7,476	$32,764	$13,218	$(32,415)
Share-based compensation expense	31,087	28,545	64,171	51,645
Amortization of intangible assets	6,772	3,178	13,214	7,627
Acquisition-related compensation costs	3,628	1,457	6,707	3,878
Amortization of debt issuance costs	1,397	1,471	2,779	3,097
Transitional logistics charges	1,221	4,246	1,569	4,246
Impairment of lease related assets	3,411	—	3,411	—
Loss on early extinguishment of debt	—	—	—	78,152
Loss on change in fair value of derivative instruments, net	—	—	—	7,148
Gain on sale of strategic equity investments	—	—	—	(5,338)
Non-GAAP net income	$54,992	$71,661	$105,069	$118,040

Weighted average shares used to compute net income (loss) per share, diluted	149,574	168,282	129,934	138,756
Effect of shares for stock plan activity	—	—	—	2,994
Effect of shares related to convertible senior notes	—	—	22,875	25,901
Non-GAAP weighted average shares used to compute non-GAAP net income per share, diluted	149,574	168,282	152,809	167,651

Net income (loss) per share, diluted	$0.06	$0.20	$0.10	$(0.23)
Adjustments	0.31	0.23	0.59	0.93
Non-GAAP net income per share, diluted	$0.37	$0.43	$0.69	$0.70

CHEGG, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Net cash provided by operating activities	$143,755	$144,501
Purchases of property and equipment	(57,286)	(46,595)
Purchases of textbooks	(3,815)	(5,018)
Proceeds from disposition of textbooks	2,494	6,709
Free cash flow	$85,148	$99,597

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ending September 30, 2022	Year Ending December 31, 2022
Net loss	$(22,200)	$(14,300)
Interest expense, net	1,600	6,500
Provision for income taxes	(2,400)	6,000
Textbook library depreciation expense	—	1,600
Other depreciation and amortization expense	22,300	87,300
EBITDA	(700)	87,100
Textbook library depreciation expense	—	(1,600)
Share-based compensation expense	33,000	133,000
Other income, net	(500)	(8,900)
Acquisition-related compensation costs	4,300	14,100
Transitional logistics charges	900	2,900
Impairment of lease related assets	—	3,400
Adjusted EBITDA*	$37,000	$230,000
* Adjusted EBITDA guidance for the three months ending September 30, 2022 and year ending December 31, 2022 represent the midpoint of the ranges of $36 million to $38 million and $225 million to $235 million, respectively.